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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

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                            SPHERIS HOLDING III, INC.

                             STOCKHOLDERS' AGREEMENT

                          Dated as of November 5, 2004

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                                TABLE OF CONTENTS

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
1.  Additional Offerings.................................................     1
       1.1.   Additional Offerings; Generally............................     1
       1.2.   Exercise of Purchase Rights................................     2
       1.3.   Sale of Unpurchased Securities.............................     2
       1.4.   Future Additional Offerings................................     2

2.  Restrictions on Transfers and Sales to Third Parties.................     3
       2.1.   General....................................................     3
       2.2.   Tag-Along Rights...........................................     3
       2.3.   Company Sale...............................................     3

3.  Election of Directors; Committees....................................     5
       3.1.   Board Make-up..............................................     5
       3.2.   Replacement Directors......................................     6
       3.3.   Committees.................................................     6
       3.4.   Directors of Subsidiaries..................................     7

4.  Legends..............................................................     7

5.  Covenants, Representations and Warranties............................     8
       5.1.   Actions by the Board.......................................     8
       5.2.   Transactions With Investors................................     9
       5.3.   Information Rights.........................................     9
       5.4.   Healthscribe Acquisition...................................    10

6.  Amendment, Modification, Supplement and Waiver.......................    10

7.  Termination of Rights and Obligations Under Certain Sections.........    10

8.  Parties..............................................................    10
       8.1.   Assignment Generally.......................................    10
       8.2.   Termination................................................    11
       8.3.   Agreements to Be Bound.....................................    11

9.  Recapitalizations, Exchanges, etc. Affecting the Shares..............    11

10. Further Assurances...................................................    11

11. Governing Law........................................................    11

12. Invalidity of Provision..............................................    11

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
13. Notices..............................................................    12

14. Headings; Execution in Counterparts..................................    13

15. Entire Agreement.....................................................    14

16. Injunctive Relief....................................................    14

17. Defined Terms........................................................    14
       17.1.  Affiliate..................................................    14
       17.2.  Closing Date...............................................    14
       17.3.  Common Stock...............................................    14
       17.4.  Company Sale...............................................    14
       17.5.  Convertible Securities.....................................    14
       17.6.  Equity Securities..........................................    15
       17.7.  Exchange Act...............................................    15
       17.8.  Healthscribe Acquisition...................................    15
       17.9.  Healthscribe Acquisition Agreement.........................    15
       17.10. Investors..................................................    15
       17.11. Mandatory Conversion.......................................    15
       17.12. Majority Soros Investors...................................    15
       17.13. Majority Warburg Investors.................................    15
       17.14. Owns, Own or Owned.........................................    15
       17.15. Permitted Assignee.........................................    15
       17.16. Person.....................................................    16
       17.17. Qualified Public Offering..................................    16
       17.18. Restricted Stock Plan......................................    16
       17.19. Securities Act.............................................    16
       17.20. Shares.....................................................    16
       17.21. Soros Investors............................................    16
       17.22. Spheris Investment.........................................    16
       17.23. Spheris Investment LLC Agreement...........................    16
       17.24. Transfer...................................................    16
       17.25. Warburg Investors..........................................    16
       17.26. Warburg Pincus.............................................    16


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                             STOCKHOLDERS' AGREEMENT

     This STOCKHOLDERS' AGREEMENT (this "Agreement") is dated as of November 5, 2004 and is entered into by and among Spheris Holding III, Inc., a Delaware corporation (the "Company") and the Warburg Investors, the Soros Investors and Spheris Investment. Capitalized terms used herein without definition elsewhere in this Agreement are defined in Section 17 hereof.

                                    RECITALS

     WHEREAS, on October 12, 2004, Spheris Holding, Inc., a Delaware corporation and, as of the date hereof, an indirect wholly owned subsidiary of the Company ("Spheris Holding"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with Spheris Holdings LLC, a Delaware limited liability company, pursuant to which Spheris Holding shall purchase all of the outstanding stock of Spheris Inc., a wholly owned subsidiary of Spheris Holdings LLC ("Spheris"); and

     WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Investors have entered into a Securities Purchase Agreement with the Company (the "Securities Purchase Agreement"), pursuant to which the Company has issued and sold to each Investor and each Investor has purchased from the Company shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock"); and

     WHEREAS, the powers, rights and preferences, restrictions and other matters relating to the Common Stock and Preferred Stock are set forth in the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate"); and

     WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company, the disposition and voting of the capital stock of the Company and certain other matters set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and to implement the foregoing, the parties hereto agree as follows:

1.   Additional Offerings.

     1.1. Additional Offerings; Generally. If at any time after the date hereof, the Company or any direct or indirect subsidiary of the Company (each a "Subsidiary") proposes to issue any Equity Securities (other than the issuance of any Equity Securities (i) pursuant to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (ii) pursuant to the acquisition of another Person by the Company or any Subsidiary (as consideration for the acquisition and not for the purpose of financing an acquisition), whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise,
(iii) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program, including without limitation the Restricted Stock Plan, approved by a majority of the members of the Board
(iv) by a Subsidiary to the Company or any other Subsidiary of the Company or
(v) in the form of warrants to purchase Common Stock issued to lessors of property and/or equipment or to

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financial institutions or related entities in connection with commercial credit or debt financing or other similar arrangements which are approved by a majority of the members of the Board), then, as to each Investor who Owns at least 5% of the Common Stock (each such Person is hereinafter referred to, for purposes of this Section 1, as a "Participating Investor" and collectively, such Persons are referred to in this Section 1 as the "Participating Investors"), the Company shall:

          (a) give written notice (the "Subscription Right Notice") setting forth in reasonable detail (i) the designation and all of the terms and provisions of the Equity Securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (ii) the price and other terms of the proposed sale of such Proposed Securities; and (iii) the amount of such Proposed Securities proposed to be issued; and

          (b) offer to issue to each Participating Investor that number of Proposed Securities equal to the number of Proposed Securities multiplied by such Participating Investor's Percentage Interest. For purposes hereof, "Percentage Interest" shall mean, in respect of any Participating Investor, the percentage determined by dividing (x) the number of shares of Common Stock Owned by such Participating Investor, by (y) the total number of shares of Common Stock Owned by the Investors.

     1.2. Exercise of Purchase Rights. Each Participating Investor may exercise its purchase rights hereunder within twenty (20) business days after receipt of the Subscription Right Notice. If all of the Proposed Securities offered to the Participating Investors are not fully subscribed by such Participating Investors, the remaining Proposed Securities will be reoffered to the Participating Investors upon the terms set forth in this Section 1, until all such Proposed Securities are fully subscribed for or until all such Participating Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Participating Investors must exercise their purchase rights within ten (10) business days after receipt of all such reoffers. To the extent that the Company or its Subsidiary, as the case may be, offers two or more securities in units, the Participating Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

     1.3. Sale of Unpurchased Securities. Upon the expiration of the offering periods described above, the Company or its Subsidiary, as the case may be, will be free to sell such Proposed Securities that the Participating Investors have not elected to purchase during the ninety (90) calendar day period immediately following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Participating Investors. Any Proposed Securities offered or sold by the Company or its Subsidiary, as the case may be, after such ninety (90) calendar day period must be reoffered to the Participating Investors pursuant to this Section 1.

     1.4. Future Additional Offerings. The election by a Participating Investor not to exercise its subscription rights under this Section 1 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance.


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2.   Restrictions on Transfers and Sales to Third Parties.

     2.1. General. No Shares owned by any Investor nor any interest therein nor any rights related thereto may be Transferred by such Investor unless such Investor complies with the provisions of this Section 2 and Section 8.3 hereof.

     2.2. Tag-Along Rights.

          (a) Subject to the other terms of this Section 2.2, and except as required by Section 5.4, no Investor shall be permitted to Transfer any Shares to one or more third parties unless each other Investor is offered a right to participate in such Transfer for a purchase price per Share equal to the purchase price to be received by such Investor then proposing to sell the Shares (the "Selling Investor") and on other terms and conditions not less favorable to such other Investor than those applicable to the Selling Investor. Any Investor who, in accordance with the terms of Section 2.2(b) below, notifies the Selling Investor that it desires to participate in any sale of Shares shall have the right to include in such sale an amount of Shares equal to the amount of Shares the third party actually proposes to purchase multiplied by the percentage obtained by dividing the number of Shares owned by such participating Investor by the aggregate number of Shares owned by the Selling Investor and each other Investor exercising its right to participate in such sale pursuant hereto. For the purposes of this Section 2.2(a), a sale to a "third party" shall not include a sale to any Permitted Assignee or a sale pursuant to a Qualified Public Offering. Notwithstanding the foregoing, in the event the Selling Investor is selling only shares of Preferred Stock, holders of Common Stock shall not have the right to sell shares of Common Stock pursuant to this Section 2.2(a).

          (b) In the event a Selling Investor is proposing to sell any Shares and, pursuant to this Section 2.2, the Investors are entitled to participate in such sale, such Selling Investor shall notify each Investor entitled to participate therein in writing of such proposed sale and its terms and conditions (and shall provide any other information regarding the proposed transfer that such other Investor may reasonably request). Within fifteen (15) business days of the date of such notice, each Investor entitled to participate therein shall notify such Selling Investor if it elects to participate in such sale. Any Investor that fails to notify the Selling Investor within such fifteen
(15) business day period shall be deemed to have waived its rights hereunder with respect to such sale. Notwithstanding anything contained in this Section
2.2 to the contrary, in the event that all or a portion of the purchase price for the Shares being purchased consists of securities and the sale of such securities to any Investor entitled to participate therein would, by virtue of the fact that such Investor is not an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Selling Investor, any one or more of such Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

     2.3. Company Sale.


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          (a) In the event that the Warburg Investors are proposing to consummate a Company Sale to any Person or Persons that are not Affiliates of any of the Warburg Investors, the Warburg Investors shall have the right (the "Drag-along Right"), but not the obligation, to require each other Investor to sell all Shares owned by such Investor in accordance with the terms of such Company Sale, or in the case of a merger, consolidation or sale of assets, to vote all shares of capital stock owned by such Investor in favor of, and waive any dissenter or appraisal right it may have in respect of, such Company Sale; provided, however, that, in the event that the Soros Investors Own at least 5% of the Common Stock at the time of such proposal, the Warburg Investors shall not be permitted to exercise the Drag-along Right unless the Warburg Investors first comply with Section 2.3(b) below.

          (b) The Warburg Investors shall, as a condition precedent to exercising any Drag-along Right, deliver to the Soros Investors an offer notice (the "Notice of Offer") that shall include (A) an offer (the "Soros Offer") to effect such Company Sale with the Soros Investors and (B) the terms of such proposed Company Sale, including the purchase price in respect thereof, terms of payment and any other material terms and conditions for such sale. Within ten
(10) business days after receipt of the Soros Offer (the "Soros Offer Period"), the Soros Investors may, at their option, accept the Soros Offer. The Soros Investors shall give written notice to the Warburg Investors of their acceptance, or their rejection, of the Soros Offer within the Soros Offer Period. Failure by the Soros Investors to give notice of their acceptance of the Soros Offer hereunder within the Soros Offer Period shall be deemed rejection of the Soros Offer. If the Soros Investors accept the Soros Offer, such notice shall specify the date for the closing of the Company Sale which shall not be more than forty-five (45) days after such notice and each Investor shall take such action as may be necessary to consummate the Company Sale as required by this Section 2.3. The closing of any such Company Sale to the Soros Investors shall take place at such location as shall be mutually agreeable between the Warburg Investors and the Soros Investors and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted shall be delivered at the closing.

          (c) If the Soros Investors reject (or are deemed to reject) the Soros Offer, the Warburg Investors may exercise the Drag-along Right on terms no less favorable to the Warburg Investor than the terms set forth in the applicable Soros Offer; provided, however, that if the Warburg Investors fail to consummate such Company Sale within one-hundred and eighty (180) days after the expiration or termination of the Soros Offer Period, the Drag-along Right shall again be subject to the restrictions of this Section 2.3. To exercise the Drag-along Right, the Warburg Investors shall give each other Investor a written notice containing (i) the name and address of the proposed transferee(s) and (ii) the proposed purchase price, terms of payment and any other material terms and conditions of the Company Sale.

          (d) Upon exercise of the Drag-along Right or acceptance of the Soros Offer (if such Soros Offer is required hereby), each Investor shall be obligated to sell all Shares owned by it to the proposed transferee, or, in the case of a merger or sale of assets or other transaction that requires the vote of the Company's stockholders, to vote all Shares owned by such Investor in favor of, and waive any dissenter or appraisal right it may have in respect of, such Company Sale and shall otherwise take all steps necessary (including delivery of certificates or other instruments evidencing the shares to be conveyed, duly endorsed and in negotiable form with all


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the requisite documentary stamps affixed thereto) to enable him, her or it to facilitate such Company Sale and to comply with the provisions of this Section 2.3.

          (e) Each Investor required to sell all its Shares pursuant to a Company Sale shall be entitled to receive in exchange therefor an amount per share equal to the purchase price received per share of Common Stock Owned by the Warburg Investors in connection with such Company Sale (it being understood that, solely for purposes of this Section 2.3, "Owned" shall mean beneficial ownership, assuming Mandatory Conversion of all outstanding Preferred Stock (whether or not then convertible) pursuant to Section 5(a)(i) of the Restated Certificate (giving full effect to, Section 5 of the Restated Certificate)). Such Investors shall otherwise participate in such Company Sale on other terms and conditions not less favorable to such Investors than those applicable to the Warburg Investors and, subject to Section 2.3(f) below, shall receive the same type of consideration received by the Warburg Investors in such Company Sale.

          (f) Notwithstanding anything contained in this Section 2.3 to the contrary, in the event that all or a portion of the purchase price for the shares being purchased consists of securities and the sale of such securities to an Investor entitled to participate therein would, by virtue of the fact that such Investor is not an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act), require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or a similar provision of any state securities law, then, at the option of the Warburg Investors, any one or more of such Investors may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board.

3.   Election of Directors; Committees.

     3.1. Board Make-up. As of the date hereof (after giving effect to the transactions contemplated by the Purchase Agreement), the Board of Directors of the Company (the "Board") shall consist of Joel Ackerman, Jonathan Bilzin, Wayne Harris, Neal Moszkowski, Steven Simpson and David Wenstrup. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all Shares Owned by them, required to cause the Board to consist of up to six (6) members, and, if the Healthscribe Acquisition has occurred, at the request of the Majority Warburg Investors and the Majority Soros Investors, to consist of up to seven
(7) members, and at all times throughout the term of this Agreement, to include:

          (a) for as long as the Warburg Investors Own at least twenty percent (20%) of the Common Stock Owned by Investors, two (2) members designated by Warburg Pincus and, for as long as the Warburg Investors Own at least five percent (5%) but less than twenty percent (20%) of the Common Stock Owned by Investors, one (1) member designated by Warburg Pincus (such members referred to herein as "Warburg Directors" and each a "Warburg Director");

          (b) for as long as the Soros Investors Own at least twenty percent (20%) of the Common Stock Owned by Investors, two (2) members designated by the Soros Investors and, for as long as the Soros Investors Own at least five percent (5%) but less than twenty percent (20%) of the Common Stock Owned by Investors, one (1) member designated by


                                       5

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     the Soros Directors (such members referred to herein as "Soros Directors"
     and each a "Soros Director");

          (c) one member of management who shall be the Chief Executive Officer of the Company then in office (the "Management Director");

          (d) one independent member reasonably acceptable to the Majority Soros Investors and the Majority Warburg Investors (the "Independent Director"); and

In addition, if the Healthscribe Acquisition shall have been consummated, at the request of the Majority Warbug Investors and the Majority Soros Investors, the Investors and the Company shall take all action within their power, including but not limited to the voting of all Shares Owned by them, to cause the Board to consist of one (1) additional member, in addition to those designated pursuant to (a) through (d) above, reasonably acceptable to the Warburg Investors and the Soros Investors (the "Additional Director").

     The parties hereto acknowledge that the four representatives to be designated by the Warburg Investors and Soros Investors are initially the directors that the holders of Preferred Stock are entitled to elect under the Restated Certificate. The parties hereto further acknowledge that the initial Warburg Directors shall be Joel Ackerman and David Wenstrup, the initial Soros Directors shall be Jonathan Bilzin and Neal Moszkowski, the initial Management Director shall be Steven Simpson, the initial Independent Director shall be Wayne Harris, and, if the Healthscribe Acquisition shall have been consummated and the Majority Warburg Investors and the Majority Soros Investors shall have requested an Additional Director, the Additional Director shall be Michael King, or such other person reasonably acceptable to the Warburg Investors and the Soros Investors. In addition, subject to the ownership requirements set forth in paragraphs (a) and (b) of this Section 3.1, the Warburg Investors, on the one hand and the Soros Investors, on the other hand shall be entitled to designate an equal number of directors.

     3.2. Replacement Directors. In the event that any Soros Director or any Warburg Director (each, a "Withdrawing Director") designated in the manner set forth in Section 3.1 hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by the Investors of the Company that have the right to designate such director in accordance with
Section 3.1 above. The Investors and the Company agree to take all action within their respective power, including, but not limited to, the voting of all Shares Owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 3.2 and (ii) upon the written request of the Investors that have the right to designate such director to the Board in accordance with Section 3.1 above, to remove, with or without cause, any of the the Warburg Directors or the Soros Directors, as the case may be.

     3.3. Committees. Subject to applicable law and any rules or regulations of any stock exchange or automated dealer quotation system on which the Common Stock is listed, in the event the Board shall at any time create a committee of the Board, any such committee shall have at least one Warburg Director so long as the Warburg Investors are entitled to elect at least one member of the Board and at least one Soros Director so long as the Soros Investors are entitled to elect at least one member of the Board; provided, however, that in respect of any such Investor,


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

the foregoing shall not apply to any committee formed to consider a transaction between the Company and such Investor or its Affiliates.

     3.4. Directors of Subsidiaries.

          (a) For so long as the Soros Investors are entitled to elect at least one member of the Board, the Soros Investors shall be entitled to designate one director (which director shall be one of the Soros Directors) to the board of directors of each Subsidiary. In the event that the Soros Investors exercise their right pursuant to this Section 3.4, the Company shall take all action within its power to cause such designee to be appointed to such boards.

          (b) For so long as Warburg Pincus is entitled to elect at least one member of the Board, Warburg Pincus shall be entitled to designate one director (which director shall be one of the Warburg Directors) to the board of directors of each Subsidiary. In the event that Warburg Pincus exercises its right pursuant to this Section 3.4, the Company shall take all action within its power to cause such designee to be appointed to such boards.

4. Legends. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate or other instrument representing Shares owned by any Investor shall bear upon its face the following legends, as appropriate:

          (i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO SPHERIS HOLDING III, INC. (THE "COMPANY"), SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 5, 2004, BY AND AMONG THE COMPANY, WARBURG PINCUS PRIVATE EQUITY VIII, L.P., SOROS PRIVATE EQUITY INVESTORS LP AND THOSE OTHER PARTIES NAMED THEREIN (THE "STOCKHOLDERS' AGREEMENT").

          (ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST.

In addition, certificates representing Shares shall bear any legends required by the applicable laws of any states.

5.   Covenants, Representations and Warranties.

     5.1. Actions by the Board; Actions Requiring the Approval of the Majority Soros Investors.

          (a) Without the approval of the Board, which approval must include the affirmative vote of at least one Warburg Director, the Company will not, and will not permit any Subsidiary to:

          (i) sell, lease, or dispose of assets in excess of $5,000,000 outside of the ordinary course of business;

          (ii) incur indebtedness for borrowed money in excess of $2,000,000 in any fiscal year;

          (iii) make capital expenditures in any fiscal year in excess of an amount equal to 110% of the capital expenditures described in the operating plan of the Company approved by the Board (the "Operating Plan") for such fiscal year;

          (iv) engage in any material business or activity other than that described in the Operating Plan;

          (v) materially change its accounting methods or policies or change its auditors;

          (vi) increase the compensation of its senior executives other than as described in the Operating Plan;

          (vii) approve the Operating Plan; or

          (viii) take, agree to take or resolve to take any actions in furtherance of any of the foregoing.

          (b) Without the written approval of the Majority Soros Investors, the Company will not:

          (i) amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock in a manner that (a) would adversely affect the rights of one holder of Preferred Stock, in its capacity as a holder of Preferred Stock, without similarly affecting the rights of all other holders of Preferred Stock or (b) changes the economic terms of the Preferred Stock other than the issuance of Equity Securities of which the Soros Investors have or had been granted purchase rights pursuant to
     Section 1 hereof;

          (ii) authorize or effect any merger or consolidation or other reorganization of the Company with or into another corporation or other entity other than in connection


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     with a Company Sale to any Person or Persons that are not Affiliates of any of the Warburg Investors; or

          (iii) amend, alter or repeal the Restated Certificate or bylaws of the Company in a manner that (a) would adversely affect the rights of one holder of Preferred Stock, in its capacity as a holder of Preferred Stock, without similarly affecting the rights of all other holders of Preferred Stock or (b) changes the economic terms of the Preferred Stock other than the issuance of Equity Securities of which the Soros Investors have or had been granted purchase rights pursuant to Section 1 hereof.

     5.2. Transactions With Investors. So long as Soros Private Equity Investors LP Owns at least 5% of the Common Stock Owned by Investors, the Company will not enter, and will cause its subsidiaries not to enter, into any Warburg Affiliated Transaction without the approval of the Investors that Own a majority of the Common Stock Owned by Investors other than the Warburg Investors and, for so long as Spheris Investment is an Affiliate of Warburg Pincus, Spheris Investment. For the purposes hereof, "Warburg Affiliated Transaction" shall mean, at any time that Warburg Pincus and Affiliates of Warburg Pincus Own twenty percent (20%) or more of the aggregate Common Stock Owned by Investors, any transaction outside the ordinary course of business of the Company and its Subsidiaries (other than the issuance of Equity Securities of which the Soros Investors have or had been granted purchase rights pursuant to Section 1 hereof) with Warburg Pincus or any Affiliate of Warburg Pincus.

     5.3. Information Rights. At any time that the Company is not required to file periodic reports pursuant to the Exchange Act, or, if required and the Company fails to file such required periodic reports with the Securities and Exchange Commission (the "SEC") for any reason whatsoever, the Company shall provide to each Investor, by electronic means or otherwise, essentially the same financial statements that would be contained in Annual Reports on Form 10-K and in Quarterly Reports on Form 10-Q, if the Company were required to file, or did not fail to file, such periodic reports, it being understood and agreed that such information shall (a) be provided to the Investors no later than the date on which the Company would have been required to file such report with the SEC and (b) include, without limitation, annual audited financial statements and unaudited quarterly financial statements, each prepared in accordance with generally accepted accounting principles. Notwithstanding the foregoing, for the financial periods ending before December 31, 2005, the Company may provide each Investor, in lieu of the information required pursuant to this Section 5.3, the equivalent information that one or more of the Company's Subsidiaries is required to provide to the Lenders (as defined in the Credit Agreement) pursuant to Section 5.4 of the Credit Agreement. Without limiting the foregoing, from and after the date hereof, on reasonable prior written notice, the Company and its subsidiaries shall make their respective representatives reasonably available to each Investor that Owns at least 10% of the Common Stock Owned by all Investors to discuss the business, results of operations and other matters pertaining to the Company and its subsidiaries. Any and all information provided to any Investor pursuant to the terms of this Agreement (other than any information that is generally available to the public through no breach of the terms of this Agreement) shall be treated as confidential information by such Investor and such Investor shall use its reasonable best efforts to ensure that such information is not disclosed or otherwise divulged to any third party (other than such Investor's counsel, accountants and other professional advisors in connection with services being performed by any such professional for such Investor and to the members, partners and limited partners of the Warburg Investors and the Soros Investors).

     5.4. Healthscribe Acquisition. In the event that the Healthscribe Acquisition shall have not been consummated on or prior to the Termination Date (as defined in the Healthscribe Acquisition Agreement), the Soros Investors shall sell to the Warburg Investors, and the Warburg Investors shall purchase from the Soros Investors (such sale and purchase, the "Soros Sale"), an aggregate of 12,865,465 shares (the "Soros Sale Shares") of Preferred Stock (as such shares are constituted as of the date hereof) as set forth in this Section
5.4. The price per Soros Sale Share shall be in cash and shall be equal to the price per share of Preferred Stock paid by the Soros Investors pursuant to the Securities Purchase Agreement, and each such Soros Sale Share shall be sold to the Warburg Investors free and clear of any mortgage, pledge, lien, security interest, restriction on transfer (other than pursuant to applicable securities laws), option, charge or other encumbrance. The closing of the Soros Sale shall take place no later than 5 business days after the Termination Date at such location and at such time as shall be mutually agreeble between the Warburg Investors and the Soros Investors. At the closing, the purchase price for the Soros Sale Shares shall be paid by the Warburg Investors by wire transfer of immediately available funds against delivery of the certificates evidencing the Soros Sale Shares, duly endorsed and in negotiable form with all requisite documentary stamps affixed thereto. The parties hereto acknowledge and agree that the intent of any Soros Sale is that the shares of Preferred Sock owned by the Warburg Investors (it being understood that, for purposes of this 5.4, shares of Preferred Stock owned by the Warburg Investors shall include shares of Preferred Stock equal to the product of the number of shares of Preferred Stock owned by Spheris Investment and the percentage of outstanding membership units of Spheris Investment owned by the Warburg Investors) and the Soros Investors as of the date hereof (collectively, the "Initial Warburg and Soros Preferred Shares") will be reallotted so that, as a result of the Soros Sale, the Warburg Investors will own 80% and the Soros Investors will own 20%, in each case, of the Initial Warburg and Soros Preferred Shares.

6. Amendment, Modification, Supplement and Waiver. This Agreement may be amended, modified or supplemented, and the enforcement of any provision hereof may be waived, with, and only with, the prior written consent of the Company, the Majority Warburg Investors and the Majority Soros Investors.

7. Termination of Rights and Obligations Under Certain Sections. All rights and obligations pursuant to Sections 1, 2, 5, 8, 9, and 10 of this Agreement shall terminate upon the closing of a Qualified Public Offering. Without limiting the foregoing, this Agreement or any portion hereof shall terminate upon the written consent of the Majority Warburg Investors and the Majority Soros Investors.

8.   Parties.

     8.1. Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, that no Investor shall be permitted to assign any of his, her or its obligations pursuant to this Agreement without the prior written consent of the Company, the Majority Warburg Investors and the Majority Soros Investors, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 8.3; provided, further, that the parties hereto acknowledge and agree that, subject to compliance with Section 8.3 hereof, Spheris Investment shall be permitted to assign its rights and obligations under this Agreement from time to time in accordance with the terms of Section 13 of the Spheris Investment LLC Agreement. Notwithstanding the foregoing, the rights and obligations set forth in Section
2.3 and Section 3, and Sections 5.2 and 5.4 may not be assigned.

     8.2. Termination. Any party to, or Person who is subject to, this Agreement that ceases to Own any Shares shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of Shares not explicitly permitted under this Agreement shall not relieve any Investor of any of his, her or its obligations hereunder.

     8.3. Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, as a condition precedent to the effectiveness of any Transfer of Shares the transferee thereof shall be required to agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company (a "Joinder").

9. Recapitalizations, Exchanges, etc. Affecting the Shares. Except as otherwise provided herein, the provisions of this Agreement shall apply to the fullest extent set forth herein with respect to (a) the Shares and (b) any and all Equity Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Except as otherwise expressly provided herein, this Agreement is not intended to confer, and does not confer, upon any Person, except for the parties hereto, any rights or remedies hereunder.

10. Further Assurances. Each party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

12. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

13. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy (including facsimile) or telegram, as follows:

          (i)   If to the Company, to it at:

                c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, New York 10017
                Facsimile No.: (212) 878-9100
                Attention: Joel Ackerman
                           David Wenstrup

                with a copy to:

                Warburg Pincus Private Equity VIII, L.P.
                c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, New York 10017
                Facsimile No.: (212) 878-9100
                Attention: Joel Ackerman
                           David Wenstrup

          (ii)  If to Warburg Pincus, to it at:

                Warburg Pincus Private Equity VIII, L.P.
                c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, New York 10017
                Facsimile No.: (212) 878-9100
                Attention: Joel Ackerman
                           David Wenstrup

                with a copy to:

                Willkie Farr & Gallagher
                787 Seventh Avenue
                New York, New York 10019
                Facsimile No.: (212) 728-8111
                Attention: Steven J. Gartner, Esq.

          (iii) If to Soros, to it at:

                Soros Private Equity Investors LP
                888 Seventh Avenue
                New York, NY 10106

                Facsimile No.: (917) 206-0757 and (917) 206-0645
                Attention: General Counsel and Jonathan Bilzin

                with a copy to:

                Kirkland & Ellis LLP
                153 East 53rd Street
                New York, NY 10022-4675
                Facsimile No.: (212) 446-4900
                Attention: W. Brian Raftery, Esq.

          (iv)  If to Spheris Investment LLC, to it at

                c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, New York 10017
                Facsimile No.: (212) 878-9100
                Attention: Joel Ackerman
                           David Wenstrup

                with a copy to:

                Spheris Inc.
                720 Cool Springs Blvd
                Suite 200
                Franklin, TN 37067
                Facsimile No.: (615) 261-1792
                Attn:Gregory T. Stevens, Esq.

          (v) If to any other Investor, to such Investor at the address or facsimile number listed on the signature page hereto or the Joinder Agreement executed by such Investor or as such Investor shall designate to the Company in writing in accordance with the terms hereof, with a copy to the Company and Investors at their respective addresses indicated herein;

     or, in each case, to such other Person or address as any party shall specify by notice in writing to the Company and Investors. Any notice so addressed shall be deemed to be given: if delivered personally or by telecopy (including facsimile) or telegram, on the date of such delivery, if a business day, otherwise on the first business day thereafter; if mailed by certified or registered mail with postage prepaid, on the third business day after the date of such mailing; and if sent by next-day or overnight mail or delivery, on the first business day following the date of such mailing or delivery.

14. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement, together with Registration Rights Agreement and the other agreements and documents referenced herein, including in the recitals hereto (collectively, the "Other Agreements"), embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the Shares, other than those expressly set forth or referred to herein and other than those set forth in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings among the parties with respect to such subject matter, and it is the understanding of all parties hereto that any such prior agreement is hereby terminated, null and void as of the Closing Date.

16. Injunctive Relief. The Shares cannot readily be purchased or sold in the open market, and for that reason, among others, the Company and the Investors will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the Investors may have. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York, New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each party hereto hereby consents to service of process by mail made in accordance with Section 13 hereof.

17. Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     17.1. Affiliate. "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person.

     17.2. Closing Date. The "Closing Date" shall mean the date on which the transactions contemplated by the Purchase Agreement close.

     17.3. Common Stock. "Common Stock" shall mean common stock, par value $0.01 per share, of the Company.

     17.4. Company Sale. "Company Sale" shall mean any sale (including by merger or consolidation) of all of the Shares owned by the Warburg Investors or any sale of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, in either case, to any Person.

     17.5. Convertible Securities. "Convertible Securities" shall mean any warrants, options or other rights to acquire, and any equity and debt securities convertible into, capital stock of the Company or any Subsidiary.

     17.6. Credit Agreement. "Credit Agreement" shall mean that certain Credti Agreement, dated as of the date hereof, by and among Spheris Holding II, Inc. and Spheris Inc., as Borrower, the several Lenders from time to time party thereto, UBS Securities LLC, as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent.

     17.7. Equity Securities. "Equity Securities" shall mean any equity securities of any kind of the Company or any Subsidiary, including any Convertible Securities.

     17.8. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     17.9. Healthscribe Acquisition. "Healthscribe Acquisition" shall mean the Merger (as such term is defined in the Healthscribe Acquisition Agreement).

     17.10. Healthscribe Acquisition Agreement. "Healthscribe Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of September 20, 2004, by and among Healthscribe, Inc., MTS Group Holdings, Inc. and HSI Merger Sub, Inc.

     17.11. Investors. "Investors" shall mean the Warburg Investors, the Soros Investors, Spheris Investment and their respectice transferees and assigns that become parties to this Agreement pursuant to Section 8.3 hereof.

     17.12. Mandatory Conversion. "Mandatory Conversion" shall have the meaning ascribed to such term in the Restated Certificate.

     17.13. Majority Soros Investors. "Majority Soros Investors" shall mean the Soros Investors that Own the majority of the aggregate Common Stock Owned by the Soros Investors.

     17.14. Majority Warburg Investors. "Majority Warburg Investors" shall mean the Warburg Investors that Own the majority of the aggregate Common Stock Owned by the Warburg Investors.

     17.15. Owns, Own or Owned. "Owns," "Own," or "Owned" shall mean beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act, assuming the conversion (whether or not then convertible) of all outstanding Preferred Stock (which for purposes hereof shall mean assuming the conversion (whether or not then convertible) of all outstanding Preferred Stock into the number of shares of Common Stock into which such Preferred Stock is convertible at the then applicable Conversion Rate in accordance with, and as adjusted from time to time by, the Restated Certificate without giving effect to subclauses 5(a)(x) and 5(a)(z) of the Restated Certificate).

     17.16. Permitted Assignee. A "Permitted Assignee" shall mean, with respect to each Investor, any Affiliate of such Investor and any member, general partner or limited partner of such Investor (or any Person holding an equity interest in any such member, general partner or limited partner); provided, that in each instance, any such transferee agrees to be bound by the provisions of this Agreement in accordance with the terms of Section 8.3 hereof.

     17.17. Person. "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     17.18. Qualified Public Offering. "Qualified Public Offering" shall have the meaning ascribed to such term in the Restated Certificate.

     17.19. Registration Rights Agreement. "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the investors ascribed thereto.

     17.20. Restricted Stock Plan. "Restricted Stock Plan" shall mean the Spheris Holding III, Inc. Stock Incentive Plan.

     17.21. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     17.22. Shares. "Shares" shall mean shares of Common Stock and Convertible Securities (including Preferred Stock) convertible into Common Stock.

     17.23. Soros Investors. "Soros Investors" shall mean Soros Private Equity Investors LP.

     17.24. Spheris Investment. "Spheris Investment" shall mean Spheris Investment LLC and its transferees and assigns.

     17.25. Spheris Investment LLC Agreement. "Spheris Investment LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Spheris Investment LLC.

     17.26. Transfer. "Transfer" (or any variation thereof used herein) shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

     17.27. Warburg Investors. "Warburg Investors" shall mean Warburg Pincus, Warburg Pincus Netherlands Private Equity VIII C.V. I, Warburg Pincus Netherlands Private Equity VIII C.V. II and Warburg Pincus Germany Private Equity VIII KG.

     17.28. Warburg Pincus. "Warburg Pincus" shall mean Warburg Pincus Private Equity VIII, L.P.

                            [signature pages follow]

     IN WITNESS WHEREOF, the undersigned has executed this Stockholders' Agreement as of the date first above written.

                                        SPHERIS HOLDING III, INC.


                                        By: /s/ Tenno Tsai
                                            ------------------------------------
                                        Name: Tenno Tsai
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

                     [Stockholders Agreement Signature Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                                        WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                        By: Warburg Pincus & Co.,
                                            its General Partner


                                        By: /s/ David J. Wenstrup
                                            ------------------------------------
                                        Name: David J. Wenstrup
                                              ----------------------------------
                                        Title: General Partner
                                               ---------------------------------


                                        WARBURG PINCUS NETHERLANDS
                                        PRIVATE EQUITY VIII C.V. I

                                        By: Warburg Pincus & Co.,
                                            its General Partner


                                        By: /s/ David J. Wenstrup
                                            ------------------------------------
                                        Name: David J. Wenstrup
                                              ----------------------------------
                                        Title: General Partner
                                               ---------------------------------


                                        WARBURG PINCUS NETHERLANDS
                                        PRIVATE EQUITY VIII C.V. II

                                        By: Warburg Pincus & Co.,
                                            its General Partner


                                        By: /s/ David J. Wenstrup
                                            ------------------------------------
                                        Name: David J. Wenstrup
                                              ----------------------------------
                                        Title: General Partner
                                               ---------------------------------


                                        WARBURG PINCUS GERMANY PRIVATE
                                        EQUITY VIII KG

                                        By: Warburg Pincus & Co.,
                                            its General Partner


                                        By: /s/ David J. Wenstrup
                                            ------------------------------------
                                        Name: David J. Wenstrup
                                              ----------------------------------
                                        Title: General Partner
                                               ---------------------------------

                     [Stockholders Agreement Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Stockholders' Agreement as of the date first set forth above.

                                        SOROS PRIVATE EQUITY INVESTORS LP


                                        By: /s/ Jennifer Glassman
                                            ------------------------------------
                                        Name: Jennifer Glassman
                                              ----------------------------------
                                        Title: CFO
                                               ---------------------------------

                     [Stockholders Agreement Signature Page]

     IN WITNESS WHEREOF, the undersigned has executed this Stockholders' Agreement as of the date first above written.

                                        SPHERIS INVESTMENT LLC

                                        By: Warburg Pincus Private Equity VIII,
                                            L.P., Warburg Pincus Netherlands
                                            Private Equity VIII C.V. I, Warburg
                                            Pincus Netherlands Private Equity
                                            VIII C.V. II and Warburg Pincus
                                            Germany Private Equity VIII KG,
                                            together, its Managing Members

                                        By: Warburg Pincus & Co.,
                                            their General Partner


                                        By: /s/ David J. Wenstrup
                                            ------------------------------------
                                        Name: David J. Wenstrup
                                              ----------------------------------
                                        Title: General Partner
                                               ---------------------------------

                     [Stockholders Agreement Signature Page]